Calculation of Filing Fee Tables
S-8
Oportun Financial Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for future issuance under the 2019 Equity Incentive Plan	Other	2,221,852	$ 5.02	$ 11,153,697.04	0.0001381	$ 1,540.33
2	Equity	Common Stock, par value $0.0001 per share, reserved for future issuance under the 2019 Employee Stock Purchase Plan	Other	444,370	$ 4.27	$ 1,897,459.90	0.0001381	$ 262.04
Total Offering Amounts:						$ 13,051,156.94		$ 1,802.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,802.37
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock") of Oportun Financial Corporation (the "Registrant") that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. Represents additional shares of Registrant's Common Stock reserved for future issuance under the Registrant's 2019 Equity Incentive Plan (the "2019 EIP") by reason of the automatic increase provisions of the 2019 EIP. Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $5.02 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on February 23, 2026.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. Represents additional shares of Registrant's Common Stock reserved for future issuance under the Registrant's 2019 Employee Stock Purchase Plan (the "2019 ESPP") by reason of the automatic increase provisions of the 2019 ESPP. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $4.27 per share, which is 85% of the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on February 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A